EXHIBIT 5.2

June 19, 2013

Travelers Capital Trust II

Travelers Capital Trust III

Travelers Capital Trust IV

Travelers Capital Trust V

c/o The Travelers Companies, Inc.

485 Lexington Avenue

New York, New York 10017

Re:	Travelers Capital Trust II, Travelers Capital Trust III,
Travelers Capital Trust IV and Travelers Capital Trust V

Ladies and Gentlemen:

We have acted as special Delaware counsel for The Travelers Companies, Inc., a Minnesota corporation (the “Company”), and each of Travelers Capital Trust II, a Delaware statutory trust (“Trust II”), Travelers Capital Trust III, a Delaware statutory trust (“Trust III”), Travelers Capital Trust IV, a Delaware statutory trust (“Trust IV”), and Travelers Capital Trust V, a Delaware statutory trust (“Trust V,” and together with Trust II, Trust III and Trust IV, the “Trusts”) in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

(a) The Certificate of Trust of Trust II, dated November 14, 2001, as filed with the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on November 14, 2001, as amended by the Certificate of Amendment to Certificate of Trust, dated June 28, 2004, as filed with the office of the Secretary of State on June 28, 2004, as amended by the Certificate of Amendment to Certificate of Trust, dated as of February 27, 2007, as filed with the office of the Secretary of State on February 27, 2007 (as amended, the “Trust II Certificate of Trust”);

(b) The Declaration of Trust of Trust II, dated as of November 14, 2001, between the Company, as Sponsor, and the trustees of Trust II named therein, as amended by the Amendment No. 1 to the Declaration of Trust, dated as of June 28, 2004, between the Company, as Sponsor, and the trustees of Trust II named therein, as amended and restated by the Amended and Restated Declaration of Trust, dated as of December 10, 2008, between the Company, as Sponsor and the trustees of Trust II named therein;

Travelers Capital Trust II

Travelers Capital Trust III

Travelers Capital Trust IV

Travelers Capital Trust V

June 19, 2013

(c) The Certificate of Trust of Trust III, dated June 28, 2004, as filed with the office of the Secretary of State on June 28, 2004, as amended by the Certificate of Amendment to Certificate of Trust, dated as of February 27, 2007, as filed with the office of the Secretary of State on February 27, 2007 (as amended, the “Trust III Certificate of Trust”);

(d) The Declaration of Trust of Trust III, dated as of June 28, 2004, between the Company, as Sponsor, and the trustees of Trust III named therein, as amended and restated by the Amended and Restated Declaration of Trust, dated as of December 10, 2008, between the Company, as Sponsor and the trustees of Trust III named therein;

(e) The Certificate of Trust of Trust IV, dated June 28, 2004, as filed with the office of the Secretary of State on June 28, 2004 , as amended by the Certificate of Amendment to Certificate of Trust, dated as of February 27, 2007, as filed with the office of the Secretary of State on February 27, 2007 (as amended, the “Trust IV Certificate of Trust”);

(f) The Declaration of Trust of Trust IV, dated as of June 28, 2004, between the Company, as Sponsor, and the trustees of Trust IV named therein, as amended and restated by the Amended and Restated Declaration of Trust, dated as of December 10, 2008, between the Company, as Sponsor and the trustees of Trust IV named therein;

(g) The Certificate of Trust of Trust V, dated June 28, 2004, as filed with the office of the Secretary of State, as amended by the Certificate of Amendment to Certificate of Trust, dated as of February 27, 2007, as filed with the office of the Secretary of State on February 27, 2007 (as amended, the “Trust V Certificate of Trust”, and together with the Trust II Certificate of Trust, the Trust III Certificate of Trust and the Trust IV Certificate of Trust, the “Certificates of Trust”);

(h) The Declaration of Trust of Trust V, dated as of June 28, 2004, between the Company, as Sponsor, and the trustees of Trust V named therein, as amended and restated by the Amended and Restated Declaration of Trust, dated as of December 10, 2008, between the Company, as Sponsor and the trustees of Trust V named therein;

(i) The Registration Statement (the “Registration Statement”) on Form S-3, including a prospectus (the “Prospectus”), relating to the Preferred Securities of the Trusts representing preferred undivided beneficial interests in the assets of the Trusts (each, a “Preferred Security” and collectively, the “Preferred Securities”), to be filed by the Company and the Trusts with the Securities and Exchange Commission (the “SEC”) on or about June 19, 2013;

Travelers Capital Trust II

Travelers Capital Trust III

Travelers Capital Trust IV

Travelers Capital Trust V

June 19, 2013

(j) A form of Second Amended and Restated Declaration of Trust for each of the Trusts, to be entered into between the Company, the trustees of the applicable Trust named therein, and the holders, from time to time, of undivided beneficial interests in the assets of such Trust (including Annex I and Exhibits A-1 and A-2 thereto) (collectively, the “Trust Agreements”), attached as an exhibit to the Registration Statement; and

(k) A Certificate of Good Standing for each Trust, dated June 5, 2013, obtained from the Secretary of State.

Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreements.

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (k) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (k) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

For purposes of this opinion, we have assumed (i) that each of the Trust Agreements and the Certificates of Trust are in full force and effect and have not been amended, (ii) except to the extent provided in paragraph 1 below, the due creation, due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the receipt by each Person to whom a Preferred Security is to be issued by a Trust (collectively, the “Preferred Security Holders”) of a Preferred Security Certificate for such Preferred Security and the payment for such Preferred Security, in accordance with the applicable Trust Agreement and the Registration Statement, and (vii) that the Preferred Securities are issued and sold to the Preferred Security Holders in accordance with the Trust Agreements and the Registration Statement. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

Travelers Capital Trust II

Travelers Capital Trust III

Travelers Capital Trust IV

Travelers Capital Trust V

June 19, 2013

This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. Each of the Trusts has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act.

2. The Preferred Securities of each Trust will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of the applicable Trust.

3. The Preferred Security Holders, as beneficial owners of the applicable Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Preferred Security Holders may be obligated to make payments as set forth in the applicable Trust Agreement.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the use of our name under the heading “Validity of Securities” in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Richards, Layton & Finger PA

CDK